Exhibit 22
LISTING OF SUBSIDIARY GUARANTORS
TransDigm Group Incorporated ("the Company" or "TD Group") has unconditionally guaranteed, on a joint and several basis, each of the following registered and soon to be registered debt securities with each of the subsidiaries listed below under "Subsidiary Guarantors."

Registered and Soon to be Registered Debt Securities
6.50% senior subordinated notes due 2024 (2024 Notes)
6.50% senior subordinated notes due 2025 (2025 Notes)
8.00% senior secured notes due 2025 (2025 Secured Notes)
6.375% senior subordinated notes due 2026 (6.375% 2026 Notes)
6.875% senior subordinated notes due 2026 (6.875% 2026 Notes)
6.25% senior secured notes due 2026 (2026 Secured Notes)
7.50% senior subordinated notes due 2027 (7.50% 2027 Notes)
5.50% senior subordinated notes due 2027 (5.50% 2027 Notes)
*	4.625% senior subordinated notes due 2029 (4.624% 2029 Notes)

*On January 20, 2021, TransDigm Inc., a wholly-owned subsidiary of TD Group, issued the 2029 Notes. The 2029 Notes will be registered with the Securities and Exchange Commission within 210 days of the closing of the offer as specified in the Registration Rights Agreement.

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
17111 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
AmSafe Global Holdings, Inc.	Delaware
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Technology Corporation	New York

	Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
	Beta Transformer Technology LLC	Delaware
	Breeze-Eastern LLC	Delaware
	Bridport Erie Aviation, Inc.	Delaware
	Bridport Holdings, Inc.	Delaware
	Bridport-Air Carrier, Inc.	Washington
	Bruce Aerospace, Inc.	Delaware
	CDA InterCorp LLC	Florida
	CEF Industries, LLC	Delaware
	Champion Aerospace LLC	Delaware
(1)	Chelton Avionics Holdings, Inc.	Delaware
(1)	Chelton Avionics, Inc.	Delaware
	CMC Electronics Aurora LLC	Delaware
(1)	Cobham Defense Products, Inc.	Delaware
	Data Device Corporation	Delaware
	Dukes Aerospace, Inc.	Delaware
	Electromech Technologies LLC	Delaware
	Esterline Europe Company LLC	Delaware
	Esterline International Company	Delaware
	Esterline Technologies Corporation	Delaware
	Esterline Technologies SGIP, LLC	Delaware
	Extant Components Group Holdings, Inc.	Delaware
	Extant Components Group Intermediate, Inc.	Delaware
	HarcoSemco LLC	Connecticut
	Hartwell Corporation	California
	Hytek Finishes Co.	Delaware
	ILC Holdings, Inc.	Delaware
	Janco Corporation	California
	Johnson Liverpool LLC	Delaware
	Kirkhill Inc.	Delaware
	Korry Electronics Co.	Delaware
	Leach Holding Corporation	Delaware
	Leach International Corporation	Delaware
	Leach Technology Group, Inc.	Delaware
	MarathonNorco Aerospace, Inc.	Delaware
	Mason Electric Co.	Delaware
	McKechnie Aerospace DE, Inc.	Delaware
	McKechnie Aerospace Holdings, Inc.	Delaware
	McKechnie Aerospace US LLC	Delaware
(1)	NAT Seattle Inc.	Delaware
	NMC Group, Inc.	California
	Nordisk Aviation Products LLC	Delaware

	Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
	North Hills Signal Processing Corp.	Delaware
	North Hills Signal Processing Overseas Corp.	Delaware
	Norwich Aero Products Inc.	New York
	Palomar Products, Inc.	Delaware
	Pexco Aerospace, Inc.	Delaware
	PneuDraulics, Inc.	California
(2)	Racal Acoustics, Inc.	Delaware
	Schneller LLC	Delaware
	ScioTeq LLC	Delaware
	Semco Instruments, Inc.	Delaware
	Shield Restraint Systems, Inc.	Delaware
	Skandia, Inc.	Illinois
	Skurka Aerospace, Inc.	Delaware
	Symetrics Industries, LLC	Florida
	Symetrics Technology Group, LLC	Florida
	TA Aerospace Co.	California
	Tactair Fluid Controls, Inc.	New York
	TDG ESL Holdings Inc.	Delaware
	TEAC Aerospace Holdings, Inc.	Delaware
	TEAC Aerospace Technologies, Inc.	Delaware
	Telair US LLC	Delaware
	Texas Rotronics, Inc.	Texas
(3)	TransDigm Inc.	Delaware
(3)	TransDigm UK Holdings plc	United Kingdom
	Transicoil LLC	Delaware
	TREALITY SVS LLC	Delaware
	Whippany Actuation Systems, LLC	Delaware
	Young & Franklin Inc.	New York

(1)	On January 5, 2021, the Company completed the acquisition of the entity.
(2)	On January 29, 2021, the Company completed the divestiture of the entity.
(3)	Entity is also a subsidiary issuer.